                            SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            INDIANA FEDERAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            INDIANA FEDERAL CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per  Exchange Act  Rules (6-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

Notes:

                                      [IFC LOGO]


                             INDIANA FEDERAL CORPORATION
                                 56 Washington Street
                              Valparaiso, Indiana  46383
                                    (219) 465-6607

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held on April 24, 1996

    Notice is hereby given that the Annual Meeting of Shareholders of Indiana Federal Corporation (the "Company") will be held at the Waterbird Restaurant at the Indian Oak Resort, 558 Indian Boundary Road, Chesterton, Indiana, on April 24, 1996 at 10:00 A.M., Indiana time.

    A Proxy Card and a Proxy Statement for the Meeting are enclosed.

    The Meeting is for the purpose of considering and acting upon:

    1.   The election of three (3) directors of the Company;

    2. The ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1996; and

such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

    Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Shareholders of record at the close of business on March 15, 1996 are the shareholders entitled to vote at the Meeting and any adjournments thereof. A complete list of shareholders entitled to vote at the Meeting will be available for inspection by shareholders at the offices of the Company during the ten days prior to the Meeting, as well as at the Meeting.

    You are requested to complete, sign and date the enclosed Form of Proxy which is solicited on behalf of the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                       By Order of the Board of Directors

                                       DONALD A. LESCH
                                       Chairman of the Board

Valparaiso, Indiana
March 29, 1996

-------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-------------------------------------------------------------------------------

                             INDIANA FEDERAL CORPORATION
                                 56 Washington Street
                              Valparaiso, Indiana  46383
                                    (219) 465-6607

                                 --------------------
                                   PROXY STATEMENT
                                 --------------------

                            ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD APRIL 24, 1996
                                 --------------------

    This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of Indiana Federal Corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), and all adjournments of the Meeting. The Meeting is to be held at the Waterbird Restaurant at the Indian Oak Resort, 558 Indian Boundary Road, Chesterton, Indiana, on April 24, 1996 at 10:00 A.M., Indiana time. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to shareholders on or about March 29, 1996. Certain of the information provided herein relates to Indiana Federal Bank for Savings (the "Bank"), a wholly-owned subsidiary and predecessor of the Company.

    At the Meeting, shareholders of the Company are being asked to consider and vote upon the election of three directors of the Company and the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.

VOTING RIGHTS AND PROXY INFORMATION

    All shares of Company common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and the adoption of the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting of Shareholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

    Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the shareholders.

    Proxies marked to abstain have the same effect as votes against the proposal, while broker non-votes have no effect on the vote. A majority of the shares of the Company's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

    A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of the Company a subsequent proxy relating to the same shares prior to the exercise of such proxy, (ii) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Brenda A. Sheetz, Secretary of the Company, at 56 Washington Street, Valparaiso, Indiana 46383.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    Shareholders of record as of the close of business on March 15, 1996, will be entitled to one vote for each share then held. As of that date, the Company had 4,737,330 shares of Common Stock issued and outstanding. No persons or entities were known by management to beneficially own more than five percent of the outstanding shares of the Company's Common Stock as of March 15, 1996.

    At March 15, 1996, all directors, nominees for director and executive officers of the Company and the Bank, as a group (14 persons), beneficially owned 577,076 shares, or 11.8% of the Common Stock, which includes shares held directly, as well as 138,456 shares which are subject to presently exercisable options and options exercisable within 60 days of March 15, 1996, granted under the 1986 Stock Option and Incentive Plan (the "Stock Option Plan"), held in retirement accounts, held by certain of the group members' families, corporations for which a group member is an officer or director, or held by trusts of which a group member is a trustee or a substantial beneficiary with respect to which shares the group member may be deemed to have sole or shared voting and/or investment power.

                         PROPOSAL I -- ELECTION OF DIRECTORS

    The Company's Board of Directors is composed of eight members.
Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall have qualified.

    The table below sets forth certain information regarding the composition of the Company's Board of Directors, including their terms of office. The composition of the Board of Directors of the Company and the Bank is identical. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.


                                                                                   Shares of Common
                                                                         Term     Stock Beneficially   Percent
                                    Positions Held in the      Director   to        Owned at March        of
       Name                  Age    Company                     Since    Expire   March 15, 1996(1)(2)  Class
------------------           ---    ----------------------      -----    ------   -------------------   -----
                                                    NOMINEES
                                                    --------
Donald A. Lesch            45      Chairman of the Board        1990      1999         68,971           1.4%

Philip A. Maxwell          61      Director                     1987      1999         60,051           1.3

Barbara A. Young           46      Director                     1990      1999         45,024            *

                                          DIRECTORS CONTINUING IN OFFICE
                                          ------------------------------
Peter R. Candela           57      Director, President and      1987      1997         97,344           2.0
                                   Chief Executive Officer

John R. Poncher, M.D.      65      Director                     1987      1997         44,535            *

Byron Smith III            47      Director                     1987      1997         32,725            *

James E. Hutton            57      Director                     1987      1998         55,559           1.2

Fred A. Wittlinger         54      Director                     1992      1998         54,119           1.1


------------------------
*   Less than one percent.

(1) Includes shares held directly, as well as an aggregate of 129,205 shares which are subject to immediately exercisable options and options exercisable within 60 days of March 15, 1996, under the Company's Stock Option Plan, shares held in retirement accounts or by certain members of the named individual's family or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or investment power. The above named individuals held exercisable options and options exercisable within 60 days of March 15, 1996 as follows: Chairman Lesch - 23,854 shares; Director Maxwell - 7,125 shares; Director Young - 25,126 shares; President Candela - 11,600 shares; Director Poncher - 22,125 shares; Director Smith - 7,125 shares; Director Hutton - 7,125 shares and Director Wittlinger - 25,125 shares.

(2) The Common Stock has been adjusted to reflect the 3 for 2 stock split which occurred on May 31, 1994 and the 4 for 3 stock split which occurred on February 26, 1993.

    The business experience of each of the directors of the Company and the Bank for at least the past five years is as follows:

    DONALD A. LESCH. Effective June 1, 1993, Mr. Lesch became a full-time, salaried Chairman of the Board of the Company and the Bank. Prior thereto, Mr. Lesch was an investor and consultant to Gough and Lesch Development Corporation, a real estate development company located in Merrillville, Indiana.

    PHILIP A. MAXWELL. Mr. Maxwell has been a self-employed farmer in Valparaiso, Indiana since 1959.

    BARBARA A. YOUNG. Since January 1, 1994, Ms. Young has served as President of Benchmark LTD, a real estate development company located in Valparaiso, Indiana. Prior thereto, Ms. Young was an attorney with the law firm of Hoeppner, Wagner & Evans, located in both Valparaiso and Merrillville, Indiana.

    PETER R. CANDELA. Since 1985, Mr. Candela has served as President, Chief Executive Officer and Director of the Company and the Bank. Since 1973, Mr. Candela held a variety of positions with the Bank including Senior Vice President and Chief Financial Officer.

    JOHN R. PONCHER, M.D. Dr. Poncher is a physician engaged in the private practice of medicine in Valparaiso, Indiana.

    BYRON SMITH, III. Mr. Smith is the President of Smith Nuppnau Ready Mix, Inc., a concrete producer located in Valparaiso, Indiana.

    JAMES E. HUTTON. Since June 1993, Mr. Hutton has served as Vice President in charge of operations for Burrell Professional Labs, Inc., a professional photo processing company with operations throughout the United States. Prior thereto, Mr. Hutton was Managing Partner of the Northern Indiana office of Geo.
S. Olive and Co., an accounting firm. Mr. Hutton is a certified public accountant.

    FRED A. WITTLINGER. Since 1988, Mr. Wittlinger has served as President and Chief Executive Officer of United Consumers Club, Inc., a consumer buying club franchising corporation located in Merrillville, Indiana.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    Meetings of the Board of Directors of the Company are generally held as required. During fiscal 1995 the Board of Directors held 15 meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during 1995 and the total number of meetings held by all Board committees on which any such director served during 1995.

    The Board of Directors of the Company has standing Nominating, Audit and Personnel Committees, the function and composition of which are set forth below.

    The Company's Board of Directors has a Nominating Committee consisting of the entire Board of Directors of the Company. The Nominating Committee met one time during 1995. The Nominating Committee recommends to the Board nominees for election as directors, as well as nominees to fill any vacancies which may exist on the Board. The Nominating Committee will consider nominees recommended by others; however, it has not actively solicited nominations nor established any procedures for this purpose. Pursuant to the Company's Bylaws, nominations must be delivered in writing to the Secretary of the Company at least 15 days prior to the date of the annual meeting.

    The Company's Audit Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This Committee also approves the accounting firm selected by management to perform the Company's annual audit and acts as the liaison between the auditors and the Board. Members of the Audit Committee include Directors Hutton (Chairman), Maxwell, Smith, Candela (ex officio) and Lesch (ex officio). During fiscal 1995, the Committee met two times.

    The Bank's Personnel Committee, which acts as the compensation committee of the Company and the Bank, is responsible for making recommendations to the Board with respect to salaries for the President and senior officers, as well as fees for services on the Board of Directors and Board committees. During 1995, the Personnel Committee was composed of Directors Smith (Chairman), Hutton, Poncher, Young, Lesch (ex officio) and Candela (ex officio). This Committee held two meetings during 1995.

DIRECTORS COMPENSATION AND BENEFITS

    DIRECTORS FEES. Each non-employee director was paid an annual fee during 1995 of $11,700 for serving on the Company's and Bank's Board of Directors, except for Director Smith, Secretary of the Board. During 1995, Mr. Smith received an annual fee of $13,800, of which $10,800 was paid by the Bank and the remainder of which was paid by the Company. All other non-employee directors received $8,400 of their annual fee from the Bank and the remaining balance from the Company. Each non-employee director is paid $150 for each Company or Bank committee meeting attended, with the exception of the members of the Executive Committee of the Company and the Bank, who receive a fee of $250 per month, instead of a per meeting fee, for service on such committee. The Company and the Bank each pay their own fees to directors for services on their respective Board committees.

    DIRECTORS STOCK OPTION PLAN AWARDS. The Stock Option Plan, as amended in 1993 and approved by the shareholders at the 1993 Annual Meeting, provides for the granting of formula awards to directors of the Company. The director awards are part of a policy adopted in 1993 by the Bank's Personnel Committee relating to the granting of awards to directors, executive officers and certain key employees under the Stock Option Plan, to be carried out by the Stock Option Committee. Under this policy, awards may be granted to plan participants by the Stock Option Committee utilizing objective criteria adopted by the Personnel Committee and approved by the Board of Directors, after taking into account the practices of other publicly traded financial institutions and such other factors as deemed appropriate.

    The Stock Option Plan provides for an annual base award of 3,000 option shares to each non-employee director. The actual amount each director will receive is determined under the formula so that non-employee directors will receive a minimum of 1,500 shares and a maximum of 4,500 shares, subject to the Company achieving a return on equity of at least 10% and a return on assets of at least .80%. Pursuant to the formula award provision of the Stock Option Plan, based on 1995 performance, Directors Hutton, Maxwell, Poncher, Smith, Wittlinger and Young each received an option in February 1996 to purchase 1,500 shares of Common Stock at an exercise price of $21.00 per share. For additional information concerning stock option awards, see "Compensation Committee Report on Executive Compensation - Stock Option Awards."

    DIRECTORS DEFERRED COMPENSATION AGREEMENTS. The Company has entered into a Director Deferred Compensation Agreement ("DDCA") with five of its non-employee directors. The DDCAs are unfunded, non-qualified agreements which provide for retirement, death and disability benefits for the participants and their designated beneficiaries. Under the DDCAs, each non-employee director may, for a period of five years, make an annual election to defer receipt of all or a portion of his or her monthly director fees into a Guaranteed Investment Contract ("GIC") Account and/or a Phantom Unit Account.

    Deferred amounts allocated to the GIC Account will be credited with interest at the rate of .667% per month. Deferred amounts allocated to the Phantom Unit Account are used to "purchase" Phantom Units, each representing a share of the Common Stock, at the market price of the Common Stock on the date of the deferral election. Phantom Units are credited with the dividends that are received by the holders of Common Stock, and are adjusted for any stock splits or similar events affecting the Common Stock generally. Directors do not have the option to receive dividends in cash, but may elect to reinvest such dividends in Phantom Units or in a GIC Account. Upon termination of the director's service, the Phantom Units are deemed to be sold, and the proceeds of such sale are distributed to the director in cash pursuant to the payment provisions of the DDCAs.

    At normal retirement (age 65), each director will be entitled to receive over a 15-year period his or her accrued benefit, which is determined by annuitizing such benefit over the payment period using a monthly interest factor of .833%. The DDCAs also provide for disability and death benefits, including a $10,000 burial expense payment. Until disbursed, the amounts directed to be deferred are subject to the claims of general creditors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1995, the Personnel Committee, which acts as the compensation committee of the Company and the Bank, was comprised of Directors Smith (Chairman), Hutton, Poncher, Young, Lesch (ex officio) and Candela (ex officio). During 1995, Mr. Lesch served as the Company's and the Bank's Chairman of the Board and Mr. Candela served as the Company's and the Bank's President and Chief Executive Officer. During 1995, Directors Hutton, Poncher, Young and President Candela (or an individual or entity related to such persons), each had loans outstanding with the Bank in amounts in excess of $60,000. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation paid or granted to the Company's Chairman of the Board and Chief Executive Officer. No other executive officer of the Company was paid compensation in excess of $100,000 during 1995.

                              SUMMARY COMPENSATION TABLE


                                                                          LONG TERM COMPENSATION
                                             ANNUAL COMPENSATION                  AWARDS
                                -----------------------------------   ------------------------------
                                                                                          Securities
                                                         Other Annual  Restricted Stock    Underlying      All Other
Name and Principal                                       Compensation      Award(s)         Options/     Compensation
    Position             Year   Salary($)    Bonus($)(1)     ($)             ($)           SARs (#)(3)       ($)
---------------------------------------------------------------------------------------------------------------------
Donald A. Lesch         1995   $139,992      $   ---         ---            ---          27,000/---      $ 8,400(4)
Chairman of the Board   1994    119,996       18,099         ---            ---           4,500/---       12,924
                        1993     58,333        8,850         ---            ---           6,750/---        3,358
---------------------------------------------------------------------------------------------------------------------
Peter R. Candela,       1995    160,008(2)       ---         ---            ---           3,000/---       11,100(4)
President and Chief     1994    156,504(2)    18,880         ---            ---           4,500/---       17,366
Executive Officer       1993    148,440(2)    17,913         ---            ---           6,750/---       16,717
---------------------------------------------------------------------------------------------------------------------


-----------------------

(1) Paid pursuant to the Company's Incentive Compensation Plan. See "Compensation Committee Report on Executive Compensation - Bonus Awards for 1995."

(2) Includes $11,400 in compensation deferred pursuant to Mr. Candela's Executive Deferred Compensation Agreement. Under the agreement, Mr. Candela has elected to defer 100% of the portion of his annual salary which equals the annual base Board fees received by non-employee Directors of the Bank for attendance at regular Board meetings. Additional terms of Mr. Candela's agreement are substantially similar to those for the Company's directors. See "-- Directors Compensation and Benefits -- Directors Deferred Compensation Agreements" above.

(3) The 1993 options have been adjusted to reflect the 3 for 2 stock split which occurred on May 31, 1994.

(4) Represents the Bank's 1995 contributions to the Employee Stock Ownership Plan of $8,400 and $9,600 and to the Bank's 401(K) plan of zero and $1,500 to Messrs. Lesch and Candela, respectively.

    The following table sets forth certain information concerning stock options granted pursuant to the Stock Option Plan to the named executive officers. No stock appreciation rights have been granted pursuant to the Stock Option Plan.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF STOCK
                                                                                     PRICE APPRECIATION
                          INDIVIDUAL GRANTS                                           FOR OPTION TERMS
                    --------------------------------------------------------      -----------------------
                    NUMBER OF        % OF TOTAL
                    SECURITIES         OPTIONS      EXERCISE
                    UNDERLYING       GRANTED TO     OR BASE
                      OPTIONS       EMPLOYEES IN     PRICE        EXPIRATION
      NAME          GRANTED (#)    FISCAL YEAR(3)    ($/SH)          DATE           5%($)         10%($)
---------------------------------------------------------------------------------------------------------
Donald A. Lesch     24,000(1)         36.6%        $16.7500       07/20/05       $252,816       $640,684
                     3,000(2)          4.6          20.4375       01/27/06         38,559         97,716
---------------------------------------------------------------------------------------------------------
Peter R. Candela     3,000(2)          4.6          20.4375       01/27/06         38,559         97,716
---------------------------------------------------------------------------------------------------------


------------------------

(1) Represents options granted by the Stock Option Committee to Mr. Lesch for his leadership and service since joining the Company on a full-time basis. Of this amount, options to purchase 16,508 share of Common Stock vested on July 20, 1995, with the remaining options to purchase 7,492 shares of Common Stock to vest in two equal installments on January 1, 1996 and 1997.

(2) Represents options granted in January 1996 to the individuals set forth in the table above based to the Company's performance for 1995. These awards vest in equal installments over a five-year period from the date of grant, with the first installment scheduled to vest on January 27, 1997, and each subsequent installment to vest on each of the next four anniversaries of such date.

(3) Based on total options granted to employees in January 1996 for the Company's 1995 performance and the grant of options to Mr. Lesch in July 1995.

    The following table sets forth certain information with respect to the number and value of stock options held by the named executive officers at December 31, 1995. As of such date, no stock appreciation rights have been granted pursuant to the Stock Option Plan. The options to purchase 3,000 shares of Common Stock reported in the immediately preceding tables for the Company's 1995 performance are not reflected in the amounts shown below as they were granted as of January 27, 1996.

AGGREGATED OPTION/SAR EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                         OPTIONS AT FY-END (#)              FY-END ($)
                                                      ---------------------------   ----------------------------
                         SHARES
                       ACQUIRED ON      VALUE
NAME                   EXERCISE (#)  REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
Donald A. Lesch            ---         $  ---          23,854        11,396          $108,131      $52,745
------------------------------------------------------------------------------------------------------------
Peter R. Candela        7,000           82,250         18,600         7,650           260,754       35,888
------------------------------------------------------------------------------------------------------------


EMPLOYMENT AGREEMENTS

    The Bank has entered into employment agreements with both Messrs. Lesch and Candela which provide for an annual base salary in an amount not less than such individual's current salary. The agreements are for a term of three years each and provide for one year extension, at the end of the first year as well as any subsequent year, at the discretion of the Board of Directors upon the board's review of the remaining term. The agreements provide for termination upon such individual's death, disability, for cause or in certain events specified by regulations of the Bank's primary regulator, the United States Office of Thrift Supervision. The employment agreements are terminable by Messrs. Lesch and Candela upon 90 days' notice to the Bank.

    The agreements each provide for payment to Messrs. Lesch and Candela of 299% of their "base amount" of compensation (as defined under Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) in the event there is a change in control of the Company or the Bank, where employment terminates involuntarily in connection with such a change in control or within 12 months thereafter. Such termination payment is provided on a similar basis in connection with the voluntary termination of employment, where the change in control was at any time or at any price opposed by the Company's Board of Directors. Assuming a change in control were to take place as of December 31, 1995, the aggregate amounts payable to Messrs. Lesch and Candela pursuant to this change in control provision would be approximately $418,600 and $478,400, respectively. The agreements also provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel.

EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENTS

    The Company and the Bank have entered into Executive Supplemental
Retirement Income Agreements ("ESRIAs") with Messrs. Lesch and Candela, as well as with certain other key officers. The ESRIAs are unfunded, non-qualified agreements which provide for an annual benefit to each executive of an amount generally equal to a stated percentage (of between 15% and 45%) of the executive's highest five-year average "base compensation" (which includes salary, but excludes bonuses and fringe benefits) paid by the Company and/or the Bank, to be paid over a 15-year period. The ESRIAs also provide for disability and death benefits, including a $10,000 burial expense payment. In addition, the ESRIAs for Mr. Candela and Mr. Lesch provide that they will be eligible to receive their full supplemental benefit in the event they involuntarily terminate their employment with the Bank and/or the Company prior to reaching retirement age. Until disbursed, the amounts payable under the ESRIAs are subject to the claims of general creditors. Assuming Messrs. Lesch and Candela were involuntarily terminated from the employment of the Company or the Bank as of December 31, 1995, they would have been eligible to receive, at normal retirement, an annual benefit of approximately $54,000 and $39,000, respectively, under their ESRIA. The annual benefit upon retirement at normal retirement age payable to each such individual under their ESRIA is estimated, based on assumed salary increases, to be approximately $145,000 and $63,000, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Personnel Committee (the "Committee") has furnished the following report on executive compensation:

    COMPENSATION POLICIES. Under the supervision of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's employees, including its Chief Executive Officer ("CEO"), Chairman of the Board and the Company's other senior management, with those of its shareholders. With regard to compensation actions affecting the CEO, the Executive Committee of the Board of Directors, consisting of the members of the Committee, as well as all of the non-employee members of the Board of Directors, acted as the approving body.

    The executive compensation program of the Company is designed to:

    - Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

    - Motivate employees to assume increased responsibility and reward them for their achievement;

    - Provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

    - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

    At present, the executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options and restricted stock, and miscellaneous benefits typically offered to executives by major corporations. Annual base salaries for all executive officers are generally set somewhat below competitive levels so that the Company relies to a large degree on annual and longer term incentive compensation to attract and retain corporate officers and other employees and to motivate them to perform to the full extent of their abilities. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent consultant's survey of salary competitiveness of other financial institutions. The Committee intends to be advised periodically by independent compensation consultants concerning salary competitiveness.

    As to Mr. Candela and other executive officers, as an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on Company performance incentives rather than on salary. Reliance on Company performance causes greater variability in the individual's total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, the Company believes executive officers are encouraged to continue focusing on building profitability and shareholder value.

    SALARIES. In an effort to contain expenses, no salary increases were granted to executive officers or employees during 1995.

    STOCK OPTION AWARDS. The Company's Stock Option Plan is designed to align a significant portion of the executive compensation program with shareholder interests. The Stock Option Plan, approved by shareholders in 1987, as amended and approved by shareholders in 1993, provides for the granting of stock-based awards. To date, the only type of award granted under the Stock Option Plan to executive officers and other key employees consists of stock options.

    In 1993, the Committee adopted a policy relating to the granting of awards to directors, executive officers and certain key employees under the Stock Option Plan, to be carried out by the Stock Option Committee, consisting of Directors Poncher (Chairman), Maxwell and Smith. Under this policy, awards may be granted to plan participants by the Stock Option Committee utilizing objective criteria adopted by the Personnel Committee and approved by the Board of Directors, after taking into account the practices of other publicly traded financial institutions and such other factors as deemed appropriate. The formula adopted is based on a plan participant's grade level and the Company's return on equity and return on assets for each fiscal year. Plan participants may receive a base award of stock options covering between 1,000 and 6,000 shares for each year in which the Company's return on equity is 12%. The participant's base award may be increased or decreased by 25% for each 1% change in return on equity above or below 12%, to a minimum suggested award of 50% of the base award or to a maximum of 150% of the base award. In addition, under the formula, no awards under the Stock Option Plan will be granted in any year in which the Company does not achieve a return on equity of at least 10% and a return on assets of at least .80%. Pursuant to the formula award provision of the Stock Option Plan, Messrs. Lesch and Candela each received options to purchase 3,000 shares of Common Stock at an exercise price of $20.4375 per share and other executive officers received options to purchase between 1,250 and 2,000 shares of Common Stock at the same exercise price of $20.4375 per share. In July 1995, Mr. Lesch also received an award of stock options to purchase 24,000 shares of Common Stock at an exercise price of $16.75 per share which was granted by the Stock Option Committee based on Mr. Lesch's leadership and service to the Corporation.

    In 1993, Section 162(m) was added to the Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding the new provision.

   JOHN R. PONCHER, M.D.     JAMES E. HUTTON      DONALD A. LESCH (EX OFFICIO)
   BARBARA A. YOUNG          BYRON SMITH, III     PETER R. CANDELA (EX OFFICIO)

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

   Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of Media General's Composite S&L Index and the Nasdaq Market Index for the period of five years commencing January 1, 1991 and ended December 31, 1995.

                                 [PERFORMANCE GRAPH]

                    1/1/90       12/31/91       12/31/92       12/31/93       12/31/94       12/31/95
                  -----------  -------------  -------------  -------------  -------------  -------------
- NASDAQ INDEX            100            128            130            156            163            212
- S&L INDEX               100            162            214            266            255            403
- INDIANA FEDERAL         100            194            265            399            462            635

  Assumes $100 invested on January 1, 1990.
  Total return assumes reinvestment of dividends.

INDEBTEDNESS OF MANAGEMENT

   The Bank, like many financial institutions, has followed a policy of granting loans to eligible officers and directors, generally for the financing and improvement of their personal residences as well as consumer loans. All loans to officers and directors are made in the ordinary course of business in accordance with the Bank's standard underwriting practices and procedures, were all made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as these prevailing at the time for comparable transactions with other persons, and did not include more than the normal risk of collectability or present other unfavorable features.

         PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has renewed the Company's arrangement for Ernst & Young LLP to be its independent auditors for the fiscal year ending December 31, 1996, subject to the ratification of the appointment by the Company's shareholders. A representative of Ernst & Young LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE
                 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                      AS THE COMPANY'S AUDITORS FOR THE FISCAL
                            YEAR ENDING DECEMBER 31, 1996.

                                    OTHER MATTERS

   The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

   In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive office, 56 Washington Street, Valparaiso, Indiana 46383, no later than November 29, 1996. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

   The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. The Company has retained Regan & Associates, Inc. to assist in the solicitation of proxies, for a fee estimated to be approximately $3,750 plus reasonable out-of-pocket expenses. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone, without additional compensation.

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE


                                 REVOCABLE PROXY

                           INDIANA FEDERAL CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS -- APRIL 24, 1996

The undersigned hereby appoints the official proxy committee of the Board of Directors of Indiana Federal Corporation, and the survivor of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Indiana Federal Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Waterbird Restaurant at the Indian Oak Resort, 558 Indian Boundary Road, Chesterton, Indiana, on Wednesday, April 24, 1996, at 10:00 A.M., Indiana time, and at any and all adjournments thereof.

     I.   The election as directors of all nominees listed below:

          DONALD A. LESCH                         [  ] VOTE for all nominees

          PHILIP A. MAXWELL                       [  ] VOTE WITHHELD for all
                                                       nominees
          BARBARA A. YOUNG                        [  ] For ALL Except

          (INSTRUCTION: To withhold your vote for any individual nominee, mark "For All Except and write that nominee's name in the space provided below.)

          ____________________________________________________________________

                                             FOR        AGAINST       ABSTAIN

     II.  The ratification of the
          appointment of Ernst &
          Young LLP as auditors for
          the Company for the year
          ending December 31, 1996.          [  ]         [  ]           [  ]

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     This proxy may be revoked by: (i) duly executing and delivering to the Secretary of the Company a subsequent proxy relating to the same shares prior to the exercise of the proxy, (ii) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of the proxy).

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a proxy statement dated March 29, 1996 and an Annual Report to Shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


Date
      --------------------                   -----------------------------------
                                                   Shareholder sign above

                                             -----------------------------------
Please sign exactly as your name appears       Co-holder (if any) sign above
on the envelope in which this card was
mailed. When signing as attorney,
executor, administrator, trustee or
guardian, please give your full title.
If shares are held jointly, each holder
should sign.



  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                           INDIANA FEDERAL CORPORATION

--------------------------------------------------------------------------------
            PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------